Exhibit 10.93

Execution

SALE AND EXCLUSIVE LICENSE/ SUPPLY AGREEMENT

THIS SALE AND EXCLUSIVE LICENSE/ SUPPLY AGREEMENT (this “Agreement”), dated as of the 30th day of July, 2013 (the “Effective Date”), is made and entered into by and between BIMINI TECHNOLOGIES LLC, located at 3020 Callan Road, San Diego, CA 92121("Bimini") and CYTORI THERAPEUTICS, INC., a Delaware corporation, located at 3020 Callan Road, San Diego, CA 92121("Cytori").

(Bimini and Cytori may each be individually referred to herein as a “Party” and collectively as the “Parties”).

RECITALS

A.  Cytori has acquired, developed and possesses, through the expenditure of considerable time, effort and money, certain proprietary products and Intellectual Property Rights (including medical devices, techniques and therapies, know-how, patents, patent applications, technical trade secrets, and business information) either now existing or hereinafter developed in connection with regenerative cell/ADRC technology, cell/tissue banking technology, adipose tissue processing and preparation technology used to carry out regenerative cell therapies, and  autologous fat transplantation (“Cytori Technology”); and

B. Cytori intends to sell to Bimini and Bimini intends to purchase from Cytori, all rights, title, and interest in and to all Cytori Technology in so far as it relates to “Standalone Fat Transplantation” which is defined as the clean-up, filtering, elutriation, centrifugation, or dialysis of lipoaspirate for the express purpose of creating and preparing fat grafts for transplantation (excluding the rights retained pursuant to Section 2.1.2). The Cytori Technology for Standalone Fat Transplantation includes (without limitation) the Puregraft Product Line as described on Exhibit A (the "Puregraft Products") and the associated Puregraft trademark.

C. Cytori intends to manufacture and supply the Puregraft Products to Bimini during the interim transition period in which the manufacturing capacity is being transferred to an outside contract manufacturer on the terms and conditions set forth herein; and

D. Bimini intends to manufacture and supply the Puregraft Products and the Standalone Fat Transplantation Products (as defined in Section 2.1.3) to Cytori, for the markets and uses granted to Cytori herein, after completion of the manufacturing capacity transfer to Bimini, on the terms and conditions set forth herein; and

E. Cytori intends to grant to Bimini, and Bimini intends to obtain from Cytori, the perpetual, irrevocable, exclusive, royalty bearing, global license rights to sell and use Cytori’s Celution® devices and consumable products including all future generations, comparable derivatives, successors or alternative adipose derived regenerative cell devices (as described more fully on Exhibit B, hereinafter referred to as the “Celution Products”) for the “Hair Field” (as defined herein below); and

CONFIDENTIAL

Execution

F. Cytori intends to manufacture and supply the Celution Products to Bimini for the Hair Field in accordance with the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.	DEFINITIONS

1.1	Defined Terms. As used in this Agreement, the capitalized terms set forth in this Section 1 shall have the following meanings:

“Affiliate” means, as to any Party, any Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Party, where “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means (a) the beneficial ownership of fifty percent (50%) or more of the outstanding voting securities of a Party, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Party, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. A corporation, joint venture or partnership in which a Party owns less than fifty percent of the voting and economic benefit shall not constitute an Affiliate.

“Agreement” shall have the meaning set forth in the Preamble.

“Business Day” shall mean any day on which banking institutions are open in the United States.

“Change in Control” shall mean an event in which a Person, whether directly or indirectly through one or more intermediaries, becomes the owner or holder of fifty one percent (51%) or more of the voting power of a Party, or such other shareholding in a Party so as to enable such Person to direct or cause the direction of management or policies of a Party.

“Cosmetic Market(s)” shall mean sale and use of ADRC’s (as defined in Section 2.1.2) with or without autologous fat transplantation for purposes not caused by a named medical illness with an associated ICD code but rather for the sole purpose of discretionary appearance enhancement of the normal state for a patient and/or improving the appearance or volume of a body area caused primarily by the normal aging process. Examples of cosmetic uses include use of ADRC's for: breast augmentation, treatment of age-related wrinkles, soft tissue filling of the face and hand due to age related volume loss, body and trunk contour irregularities from aging or perceived insufficiency.

CONFIDENTIAL

Execution

Cosmetic Market is limited: (i) to application only to the skin, epicutaneous or subcutaneous space; (ii) to procedures that are remunerated by discretionary payments from the patient, relative or other similar party directly to the physician without a third party intermediary such as insurance company, government payor etc.; (iii) to procedures that are administered in  physician's office, surgery center or other facility without the capability for inpatient (>24hour) care such as a hospital.

The Cosmetic Market specifically excludes any and all marketing, sale and use of the Celution Products for treatment or application to thermal and radiation burns to the skin, or to the nerves or blood vessels, as well as any treatment or therapy involving any systemic (such as intravascular, blood vessel) delivery of cells.

“Cost of Goods Sold” or “COGS” shall mean ... [REDACTED]*...

“Cytori” shall have the meaning set forth in the Preamble.

“Delivery Date” shall mean the date of delivery of product(s) purchased herein by purchasing Party.

“Documentation” shall mean the user and technical manuals and other documentation necessary in connection with commercialization of the Cytori Products.

“Effective Date” shall have the meaning set forth in the Preamble.

“Force Majeure Event” shall have the meaning set forth in Section 3.10.1

“Hair Field” shall mean sale and use of the Celution Product derived ADRC’s applied "Locally" to the affected skin to reverse, stop or slow hair loss and/or re-grow lost or removed hair and/or improve existing hair follicle thickness, hair color, texture or form, whether alone or in combination with Puregraft processed fat and/or scaffolds or matrices and/or any other additive or combination of additives and alone or in combination with other procedures and treatments.  "Locally" is defined as the delivery of cells  into the skin and/or epicutaneous and /or subcutaneous space at or adjacent to an affected area. This Field of use may not be used or marketed to treat the underlying systemic conditions that may be the causes of hair loss, such as thyroid or hormone regulation, or immune disorders, though in such cases it may be used as a localized treatment into the skin or subcutaneous space at or adjacent to an affected area.  This Hair Field specifically excludes any and all marketing and use of the Celution Products for the treatment of thermal and radiation burns to the skin, as well as any systemic(such as intravascular, blood vessel) delivery of cells.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

“Intellectual Property Rights” shall mean (a) all inventions (whether patentable or not and whether or not actually reduced to practice), all improvements thereto, and all patents, provisional and non-provisional patent applications and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof, (b) all copyrightable works, all works of authorship, all copyrights, and all applications, registrations and renewals in connection therewith, (c) all mask works and all applications, registrations and renewals in connection therewith, (d) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, (e) all trade secrets and confidential business information (including, but not limited to, ideas, research and development information, know-how, formulas, compositions, biochemical and biological materials, reagents, assays, manufacturing and production processes and techniques, technical data, data base rights, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, and (f) any and all applications and registrations of the foregoing (in any jurisdiction).

“Party” and “Parties” shall have the meaning set forth in the Preamble.

“Person” shall mean an association, corporation, individual, partnership, trust or any other entity or organization, including a governmental entity, other than a Party.

“Term” shall have the meaning set forth in Section 2.3.

“NDA” shall mean the Mutual Non-Disclosure Agreement, dated July 29, 2013, entered into by and among Cytori, and Bimini, and attached hereto as Exhibit D.

"Net Sales" means the total of the gross invoice prices from the Final Sale of Puregraft Products/Standalone Fat Transplantation Products or Celution Products, less the sum of the following deductions where applicable: sales, use, tariff, import/export duties or taxes imposed on particular sales; transportation, handling and refrigeration charges; allowances or credits to customers because of rejections or returns (“Customary Deductions”).  “Final Sale” means the last sale of the products within the control of Licensee, Assignee or Successor in interest to a customer, or independent third party (such as a distributor), in each case, in an arm's length transaction; provided, however, if the sales are to an Affiliate that is not wholly owned by a Party, the Final Sale means the average price of same product sold to end users in the region during the preceding six (6) months. If a Licensee or its Affiliate, Assignee or Successor sells at a single price or rate a packaged combination of products (or “Kit”), not all of which if sold individually would be Licensed Products, then “Net Sales” with respect to sales of such Kits or packaged products shall equal the number of units of such Licensed Product sold as part of a Kit (less rejections, defects and returns) multiplied by the respective average net selling price during such period of the same type of Licensed Product sold individually in the same country or region and distribution method, over the preceding six month period, in each case excluding Customary Deductions.

CONFIDENTIAL

Execution

“Trademark” shall mean all trademarks, service marks, trademark and service mark applications, trade dress, trade names, logos, insignia, symbols, designs or other marks identifying a party or its products.

“Warranty Period(s)” shall have the meaning set forth in Section 3.6.1 and 3.6.2 for the specified products in each case.

1.2	References. In this Agreement, a reference to:

(a)            A Section, Sub-section, Preamble, Recital, Attachment, Schedule or Exhibit is, unless the context otherwise requires, a reference to a section or sub-section of, or a preamble, recital, attachment, schedule or exhibit to, this Agreement;

(b)            “This Agreement” (or any specific provision hereof) shall be construed as references to this Agreement or that provision as amended, varied or modified from time to time;

(c)            “$” or “USD” refers to United States Dollars, the lawful currency for the time being of the United States of America; and

(d)            All references in this Agreement to “days” will, unless otherwise specified herein, mean calendar days.

1.3	Headings. Headings in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.4	Attachments, Schedules and Exhibits. The Attachments, Schedules and Exhibits attached hereto are incorporated herein and form a part of this Agreement.

2.	PURCHASE AND LICENSES GRANTED BY CYTORI

2.1	Purchase and License Grants and Sublicenses.

2.1.1            Purchase of Cytori Technology related to Standalone Fat Transplantation, including the Puregraft Product Line. Cytori hereby agrees to sell to Bimini, and Bimini hereby purchases from Cytori, all rights, title, and interest in and to all Cytori Technology in so far as it relates to Standalone Fat Transplantation(excluding the Retained Rights pursuant to Section 2.1.2), including (but not limited to) the Puregraft Product Line as described on Exhibit A (the "Puregraft Products") and the Puregraft trademark. As provided in section 2.1.3 and section 2.1.4 below, Bimini is licensing to Cytori certain exclusive rights relating to ADRC enriched applications and certain non-exclusive rights relating to fat banking applications.    Upon the Effective Date of this Agreement, Cytori shall promptly transfer and assign, and/or refer all Puregraft Product accounts, leads, and prospects, Puregraft sales representatives and Distributors to Bimini for the purchase or sale of the Puregraft Products.

CONFIDENTIAL

Execution

2.1.2            Exclusive and Retained Rights of Cytori-…..[REDACTED] *….. Cytori retains the exclusive right to make, use and sell any configuration of the Puregraft Products and the Standalone Fat Transplantation Products, including all related Standalone Fat Transplantation Cytori Technology, …..

[REDACTED]*

The description of the exclusive rights retained above in this Section 2.1.2 shall be herein referred to as …..[REDACTED]*…..  or the “Retained Rights”, and the parties agree that Cytori retains all rights to the Puregraft Products, Standalone Fat Transplantation Products and Standalone Fat Transplantation Cytori Technology, exclusively and perpetually for …..[REDACTED]*….., and that Bimini, its successors and assigns shall not market, offer, or knowingly sell the Puregraft Products or Standalone Fat Transplantation Products for the purpose of …..[REDACTED]*…... For avoidance of doubt, these Retained Rights may not be used to or interpreted to allow Cytori make, use, or sell any Standalone Fat Transplantation products.

2.1.3            Exclusive Rights of Cytori- ADRC Enriched Applications.
Cytori is hereby granted the world-wide, perpetual, irrevocable and exclusive royalty bearing license to purchase from Bimini (and its successors and assigns), use and sell any configuration of Bimini’s Standalone Fat Transplantation products, the Puregraft Products (including all future generations of each) made by or for Bimini (the “Standalone Fat Transplantation Products”), its successors and assigns to use and sell the Standalone Fat Transplantation Products for ADRC Enriched Applications (excluding only the Hair Field).  ADRC Enriched Applications includes any sale or use of the Standalone Fat Transplantation Products for the express purpose of mixing ADRC’s with Standalone Fat Transplantation Product processed fat tissue for re-implantation of the tissue into a patient. The Parties understand and agree that this grant shall not serve as a restriction for Bimini with respect to any other stem cell enriched combination that does not include ADRC’s. The Parties Agree that Cytori may not sell the Standalone Fat Transplantation Products separately, but may only offer the Standalone Fat Transplantation Products in conjunction with a Celution consumable set, whether packaged together, or bundled with one or more separately packaged products (including the consumable set). Cytori (its successors and assigns) are hereby granted the world-wide, perpetual, irrevocable, exclusive royalty bearing license to make, use and sell a closed system, as a part of any future Celution Product that creates an ADRC Enriched Fat Graft, provided that for each Celution Consumable sold to create an ADRC Enriched Fat Graft (that does not use a Standalone Fat Transplantation Product purchased from Bimini),Cytori shall be required to pay a royalty. The royalty shall be …..[REDACTED] *…..  for Standalone Fat Transplantation Products (such as the Puregraft) in the region during the preceding six (6) months. Prior to the exercise of the License to make such a closed system product, Cytori must first offer Bimini the right to make the closed system Standalone Fat Transplantation Product processing component for use by Cytori.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

2.1.4            Non-Exclusive Rights of Cytori- Fat Banking Applications.  Cytori is hereby granted the world-wide, perpetual, irrevocable, non-exclusive royalty bearing license to purchase from Bimini (and its successors and assigns),any configuration of Bimini’s Standalone Fat Transplantation Products made by or for Bimini, its successors and assigns for the sole and express purpose of sale and use in connection with the cryopreservation, storage, thawing and reconstitution, and use of Adipose Tissue, ADRC Enriched Adipose Tissue, and ADRC’s for banking. This license shall only be exercised by Cytori in connection with ADRC and/or adipose tissue banks sold or established by or pursuant to license from Cytori.

2.1.5            Non-Compete Terms.
   a.        Cytori shall not make, sell or use any Standalone Fat Transplantation Products, including any products comparable to or serving essentially the same function as, or displacing, the Puregraft Products or Standalone Fat Transplantation Products, subject only to the continuing supply of the Standalone Fat Transplantation Products/Puregraft Product Line products and later developed Standalone Fat Transplantation products from Bimini to Cytori on the terms of supply set forth herein (provided Cytori is not then in default per Section 2.3.2). Notwithstanding the above, this non-compete shall not be applicable to Cytori to the extent of the Retained Rights or for and to the extent of Cytori’s exercise of its Licensed Rights, in the event Bimini ceases to offer the same Puregraft Products to Cytori as those sold herein, and does not provide alternative Standalone Fat Transplantation Products that are reasonably equivalent and readily adaptable for Cell Enriched uses, and for Banking purposes.

b.        Bimini shall not make, sell or use any configuration of the Standalone Fat Transplantation Products, or any Puregraft Products (including products comparable to or serving essentially the same function as, or displacing, such products) for …..[REDACTED] *…...

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

2.1.6            Puregraft Sublicenses.  The rights granted above in Section 2.1.3 &Section 2.1.4 are fully assignable and sublicenseable in accordance with the terms of this Agreement; provided each party shall remain responsible for its assignees and/or sublicensee's continued compliance with the terms of this Agreement.

2.1.7           Celution Products License for the Hair Field.  Subject to the terms, conditions and limitations set forth in this Agreement, Cytori hereby grants to Bimini the global, exclusive, perpetual, irrevocable royalty bearing license to purchase from Cytori, use and sell the Celution Products in the Hair Field. This license does not include any form of systemic or intravascular delivery of ADRC’s. With respect to required diligence in the Hair Field,

[REDACTED]*

The parties agree that this plan, without any specified commitment of investment by Bimini shall constitute sufficient efforts to exploit the Hair Field for purposes of this license.

2.1.8            Celution Sublicenses.  All of the rights and obligations of this agreement, including the Celution Products license granted above in section 2.1.7, and the right to purchase Celution Products from Cytori (as granted below), are fully assignable and sublicenseable; provided, however, that each party shall remain responsible for its assignees and/or sublicensee's continued compliance with the terms of  this Agreement.

2.2	Purchase Payments& Closing

2.2.1
Initial Payment& Closing. In consideration of the rights granted by Cytori to Bimini, pursuant to Section 2.1 above, and for each parties rights &obligations set forth in this Agreement, Bimini shall pay Cytori an “Initial Payment” in the amount of five million dollars ($5,000,000), payable upon execution of this Agreement by wire transfer of immediately available funds to the bank account designated by Cytori below:

[REDACTED]*…

2.2.2            R&D Deliverables& Penalties. After closing, Cytori agrees to complete the following:

a.  Cytori shall obtain CE Mark Approval and commercial release for the Puregraft 50 product (comparable to the CE mark currently in existence for the other Puregraft Products), on or before October31, 2013.  …..

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

[REDACTED] *…..

b. Cytori shall prepare and submit a 510(k) application seeking clearance of the Puregraft 50 product on or before October31, 2013.

[REDACTED]*…..

c.  Cytori shall complete the transfer of the Puregraft (Puregraft  50, Puregraft 250 & Puregraft 850) manufacturing(component, sub-assembly and final assembly)fully to a reasonably agreed third party(ies) on or before December 31, 2014("Completion Date").

[REDACTED]*…..

Cytori shall use its best efforts to perform each of the items in this Section 2.2.2, and Bimini shall be entitled to specific performance in connection with Cytori’s failure to comply with this Section 2.2.2 in addition to the monetary remedies described above.

2.2.3            Bimini’s Purchase Payments for the Puregraft Product Line in the form of a Royalty. In consideration of the rights sold by Cytori to Bimini herein above, Bimini shall pay purchase payments to Cytori in connection with its (and its Affiliates) Gross Profits (defined as gross Puregraft revenue minus COGS) from the sale of Puregraft Products or Standalone Fat Transplantation Products as follows (“Royalty Purchase Payments”):

a.	One Million ($1,000,000) is payable to Cytori upon Bimini’s achievement of Ten Million ($10,000,000) in cumulative Gross Profit;
b.	One Million Five Hundred Thousand ($1,500,000) is payable to Cytori upon Bimini’s achievement of Twenty Five Million ($25,000,000) in cumulative Gross Profit;

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

c.	Two Million Five Hundred Thousand ($2,500,000) is payable to Cytori upon Bimini’s achievement of Fifty Million ($50,000,000) in cumulative Gross Profit; and
d.	Five Million ($5,000,000) is payable to Cytori upon Bimini’s achievement of One Hundred Million ($100,000,000) in cumulative Gross Profit.

2.2.4            Bimini Royalty Payments for the Hair Field. In consideration of the exclusive Celution license rights for the Hair Field granted by Cytori to Bimini herein above, and effective as of the Closing of this Agreement Bimini shall perpetually pay semi-annual royalty payments to Cytori in the amount of …..[REDACTED] *….. on its Net Sales from all Hair Field Celution Products sold by Bimini during the preceding six month period.

A report specifying the accounting for such Royalties and full payment thereon shall be due within sixty (60) days after the completion of the prior period.

2.2.5            Cytori Royalty Payments for Puregraft Sales for ADRC Enriched& Banking. In consideration of the license rights granted to Cytori by Bimini in Sections 2.1.3 & 2.1.4 herein above, and effective as of the Closing of this Agreement Cytori shall perpetually pay semi-annual royalty payments to Bimini in the amount of …..[REDACTED]*….. on its Net Sales from such Puregraft Products/Standalone Fat Transplantation Products sold by Cytori during the preceding six month period. A report specifying the accounting for such Royalties and full payment thereon shall be due within sixty (60) days after the completion of the prior period.

2.2.6            Exclusive Right of Negotiation - Celution Products for Cosmetic Market. The Parties hereby agree that Cytori shall not in any manner market, sell or seek to license the Celution Product sales and marketing rights for the Cosmetic Market through December 31, 2013. For avoidance of doubt, this shall not prohibit the appointment of regional non-exclusive or exclusive distributors or sales representatives whose agreements are assignable and the terms of which do not exceed 2 years, or are terminable within no less than 180 days written notice without substantive penalty.

2.2.7            Payments to Cytori for Sale of Cytori Technology related to Standalone Fat Transplantation or Change in Control of Bimini. In the event: (i)of any Change in Control of Bimini, or (ii) Bimini sells or otherwise assigns all or a portion of its interest in the Cytori Technology related to Standalone Fat Transplantation (and related products) to any third party (either of which constitute an “Asset Sale”), whether the proceeds are in the form of cash, stock, goods or other services, then Cytori shall be paid a portion of the proceeds from the Asset Sale as follows:

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

a.
Cytori shall be entitled to a …..[REDACTED] *….. in all Asset Sale proceeds to the extent any one or all Asset Sale proceeds taken together cumulatively exceed a total of …..[REDACTED]*….. in proceeds to Bimini. Cytori’s share of any or all Asset Sale proceeds shall not exceed …..[REDACTED]*….. payable hereunder.

b.
The Asset Sale payments shall be paid in cash (at the fair value of the proceeds received, if not received by Bimini in cash) and shall be fully creditable against the Section 2.2.3 Royalty Purchase Payments not yet paid to Cytori (whether or not due) to the extent such payments remain outstanding. The credits against the Royalty Purchase Payments shall apply first to the last payment due (Section 2.2.3 (d)), and proceed thereafter from last to the third, second and first of Royalty Purchase Payments until the full amount payable under Section 2.2.3 has been paid.

c.
This Section shall terminate once …..[REDACTED]*….. have been paid to Cytori in cash as accrued under Section 2.2.3, and/or once the full Royalty Purchase Payments are paid (and credited) through Bimini’s payments to Cytori of Cytori’s share of Asset Sale proceeds.  For the avoidance of doubt, Cytori shall never be entitled to more than …..[REDACTED]*….. in total from the combination of: …..[REDACTED]*……

2.3	Term, Termination& Bankruptcy.

2.3.1            Term of this Agreement.  The term of this Agreement shall commence on the Effective Date and shall continue in perpetuity unless terminated as provided below(the “Term”).

2.3.2            Remedies &Termination.   This Agreement may be terminated (in full or in part- as indicated below) as follows:

a.	Upon a material breach of this Agreement by a Party, including its Affiliates, successors or assigns, or any of their sublicensees (“Breaching Party”), which material breach has not been cured within sixty (60) days of its receipt of a written notice of breach from the Non-Breaching Party, the Breaching Party shall be in “Default” (excluding …..[REDACTED]*….. and the Non-Breaching Party shall have the following rights:

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

i.	If the Default is due to a …..[REDACTED] *….. event by either Party, such Default shall be handled exclusively as provided in Section 3.4, which shall be the sole remedy therefore.

ii.	If Bimini is in Default with respect to its duties or obligations relating to the Celution Products, then Cytori shall be entitled to any remedies that Cytori may have available at law or in equity, and Cytori shall be entitled to suspend, but not cancel any and all Celution Product licenses& supply obligations to Bimini, until such time as the default is fully remedied.

iii.	If Cytori is in Default with respect to its duties or obligations relating to the Bimini’s Standalone Fat Transplantation Products(including the Puregraft Products), then Bimini shall be entitled to any remedies that Bimini may have available at law or in equity, and Bimini shall be entitled to suspend, but not cancel any and all licenses& supply obligations to Cytori, until such time as the default is fully remedied.

iv.	If Bimini’s Default is due to failure to pay Cytori the Initial Payment, or Royalty Purchase Payments due for the Puregraft Products, then Cytori shall be entitled to terminate this Agreement in its entirety, and all rights title and interest in the Cytori Technology related Standalone Fat Transplantation products (including the Puregraft Products and all future generations of each) are immediately hereby transferred and assigned back to Cytori.

v.	All other Defaults shall be subject to available remedies at law and in equity as appropriate.

2.3.3            Bankruptcy.   In the event of the filing or institution of bankruptcy, liquidation or receivership proceeding by or against Cytori, Bimini or their respective successor in interest to this Agreement; which involuntary proceedings are not dismissed within 90 days after the filing thereof (an "Insolvency Proceeding"), the parties shall have the rights specified below:

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

a.	If Cytori (including its successors and assigns) is the Party subject to the Insolvency Proceeding, then Bimini shall be entitled to exercise all rights pursuant to …..[REDACTED]*….., including access to all Technology and Source Codes in Escrow, unless Cytori is able to provide commercially reasonable assurances that it can and will continue to supply the Celution Products to Bimini as contemplated by the Agreement.

b.	If Bimini (including its successors and assigns) is the Party subject to the Insolvency Proceeding, then the Celution Product license granted Bimini in Section 2.1.6 shall become non-exclusive, and Cytori shall then have the full, unrestricted right to market, distribute and sell the Celution Products within the Hair Field. Cytori shall be entitled to exercise all rights pursuant to …..[REDACTED]*….., including access to all Technology and Source Codes in Escrow, unless Bimini is able to provide commercially reasonable assurances that it can and will continue to supply the Puregraft Products/Standalone Fat Transplantation Products to Cytori as contemplated by the Agreement.

2.4	Representations and Warranties.

2.4.1            Representations and Warranties of Cytori.  Cytori represents and warrants to Bimini that:

(a)            Cytori is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and that Cytori has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b)            The execution, delivery and performance of this Agreement by Cytori will not result in any breach or violation of, or conflict with, any material contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which Cytori is a party or by which Cytori or any of its assets are bound, and upon written approval of the transaction by Oxford Finance LLC, the sales and licenses herein, are free and clear of any claim or lien of any creditor of Cytori.

(c)            This Agreement has been duly and validly executed and delivered by Cytori and is binding upon and enforceable against Cytori in accordance with its terms.

(d)            Cytori has the full right and authority upon written approval of the transaction by Oxford Finance LLC to sell the property and to grant the licenses as provided herein free and clear of any claim or lien of any creditor of Cytori.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

2.4.2            Representations and Warranties of Bimini.  Bimini represents and warrants to Cytori that:

(a)            Bimini is a Limited Liability Company  duly organized, validly existing and in good standing under the laws of the state of Delaware, and Bimini has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement. Bimini includes all subsidiaries, ventures, and affiliates (including corporations, partnerships, limited liability companies of every kind and nature) in which Bimini owns 50% or more of the economic interest.

(b)            The execution, delivery and performance of this Agreement by Bimini will not result in any breach or violation of, or conflict with, any material contract, agreement, undertaking, judgment, decree, order, law, regulation or rule to which Bimini is a party or by which Bimini or any of its assets are bound.

(c)            This Agreement has been duly and validly executed and delivered by Bimini and is binding upon and enforceable against Bimini in accordance with its terms.

3.	COMMERCIAL AGREEMENT

3.1           Celution Product Supply/Puregraft Product Supply. Cytori agrees to manufacture and sell the Celution Products to Bimini during the Term of this Agreement for Bimini’s exercise of the licenses granted it by Cytori in accordance with the commercial terms contained herein, and subject to Bimini’s compliance with all applicable laws and the restrictions and obligations contained herein. Cytori also agrees to manufacture and sell the Puregraft Products to Bimini …..[REDACTED]*….. from the Effective Date until such time as Cytori has successfully transferred the Puregraft Product manufacturing capacity fully to a designated third party manufacturer, and Bimini has assumed control of the manufacturing. Once the manufacture of the Puregraft Products has transferred to Bimini, Bimini agrees to manufacture and sell the Standalone Fat Transplantation Products/Puregraft Products to Cytori during the Term of this Agreement for Cytori’s use in accordance with the commercial terms contained herein for Banking and ADRC Enriched Applications at …..[REDACTED]*…...

3.1.1            [Reserved].

3.1.2            Development of CTX-2 (Next Generation Celution System).Cytori agrees to use commercially reasonable efforts to continue and complete the development of the CTX-2 next generation Celution Device & Consumables at no additional cost to Bimini, provided it is understood that such development may be subject to unforeseen changes and delays. Cytori also confirms that it is the intent of Cytori to continuously improve the Celution Products (including future iterations and generations) in perpetuity.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

3.1.3            Supply of Ancillary Products.  Cytori agrees to use reasonable efforts to supply Ancillary Products (as defined in Exhibit C) to Bimini (if available) at …..[REDACTED] *….., plus shipping costs, duties, taxes, or other fees required in connection with Bimini taking possession of the products, provided that the parties both acknowledge and agree that these products are 3rd party products purchased by Cytori for convenience of Cytori’s Customers, and any inability to supply the Ancillary Products to Bimini or discontinuation of the Ancillary Products (for all parties) shall not be cause for any liability on the part of Cytori. The sole warranty for the Ancillary Products is that provided by the manufacturers of such products.

3.2	Prices and Payment Terms.

3.2.1            Celution Product Price For Current and Future Generations Of Celution Products. The transfer price for current and future generations of the Celution Products (as of the Effective Date)from Cytori to Bimini shall be at …..[REDACTED]*…..  plus shipping costs, duties, taxes, or other fees required in connection with Bimini taking possession of the products.

3.2.2            Product Price for Puregraft Products. The transfer price for the Puregraft Products from Cytori to Bimini (during the Interim Manufacturing Period) shall be at …..[REDACTED]*….. plus shipping costs, duties, taxes, or other fees required in connection with Bimini taking possession of the products.  The transfer price for the Standalone Fat Transplantation Products supply from Bimini to Cytori shall be …..[REDACTED]*….. plus shipping costs, duties, taxes, or other fees required in connection with Cytori taking possession of the products.

3.2.3            Invoicing and Payment Procedure.  The manufacturing Party shall invoice the purchasing Party concurrently with its delivery of the Celution/Puregraft Products or Standalone Fat Transplantation Products ordered.  The purchasing Party shall pay for the Celution/Puregraft Products or Standalone Fat Transplantation Products delivered in accordance with each Purchase Order within a maximum of forty-five (45) calendar days from the date that purchasing Party receives the corresponding invoice issued by the manufacturing Party.  Invoices issued by manufacturing Party shall reference the relevant Order number, and indicate (a) applicable tax (if any), (b) quantities of products shipped, and (c) date of shipment of the products.

3.2.4            Late Payment.  If any payment amount under any invoice issued pursuant to Section 3.2.3 becomes overdue, purchasing Party shall, upon written demand from manufacturing Party, pay interest on the unpaid, overdue, balance at the lesser of (a) the maximum rate permitted by law, and (b) ten percent (10%) per annum on the outstanding, balance.  To the extent that any payment is overdue, payments received by manufacturing Party shall first be applied to any such accrued but unpaid overdue amount. In the even any overdue amounts exceed ninety (90) days from the date of invoice, manufacturing Party shall not be required to accept or ship any additional orders until all outstanding invoices are paid in full.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

3.3	Order and Forecast.

3.3.1            Orders.  The purchase and sale of the product(s) hereunder shall be made by written or electronic purchase order issued to manufacturing Party, for purchase of products (“Order(s)”).  Purchasing Party shall, on or before the first Business Day of each month, place an Order for product(s) in amounts for such month that are in accordance with the applicable Forecast(s) previously submitted in accordance with this Section 3.3.  The “Delivery Date” specified in an Order shall be no earlier than forty-five (45) days for Puregraft Products or Standalone Fat Transplantation Products, and ninety (90) days for Celution Products from the date the relevant Order is placed, provided that manufacturing Party shall use commercially reasonable efforts to deliver the ordered products sooner if early delivery is requested.  Each Order will include: (a) a reference to this Agreement and Section, (b) Order quantities, (c) specifications and/or type/model number of the product(s) ordered; (d) each product unit price and the total price for all product(s) in the Order, (e) shipping instructions, (f) requested Delivery Date in accordance with this Section 3.3.1 (including Delivery Dates for partial shipments of ordered product(s) on different dates); and (g) shipping and billing address.  In the event of any conflict between or among the terms and conditions of this Agreement and the terms and conditions specified in an Order (including Order acknowledgement by manufacturing Party), such provisions shall be construed in a mutually consistent manner or, if such construction is not reasonably possible, the provisions of this Agreement shall govern and prevail.

3.3.2            Order Acknowledgment.  Manufacturing Party shall confirm its receipt of an Order electronically or by facsimile within five (5) Business Days of its receipt of each Order, stating the applicable Product purchase price and expected Delivery Date.  For any Orders that exceed one hundred twenty-five percent (125%) of the applicable Forecast in quantity, manufacturing Party may reject such Orders to the extent such Order exceeds 125% of the applicable Forecast.  Manufacturing Party shall specifically acknowledge or reject any Order that exceeds125% of the Forecast within five (5) Business Days from the date on which it receives an Order, or the order will be deemed accepted and binding on the Parties.

3.3.3            Order Address.  All Orders shall be sent to the following address:

CONFIDENTIAL

Execution

For Cytori:
Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA 92121, U.S.A.
Fax: 858-200-0951
E-mail: orders@cytori.com

Attn: Customer Service

For Bimini :

Bimini Technologies LLC
3020 Callan Road
San Diego, CA 92121, U.S.A.
Fax: 858-200-0951
E-mail: bconlan@puregraft.com

Attn: Bradford A. Conlan

3.3.4            Order Changes. Once submitted, Orders may not be withdrawn, revoked or altered in any way without manufacturing Party’s prior written consent.  Furthermore, except as specifically provided herein or otherwise agreed by the Parties, Orders accepted may not be withdrawn, revoked, altered or cancelled.

3.3.5            Partially Binding Forecast.  Beginning ninety (90) days after the Effective Date, on the 15thday of every second calendar month thereafter during the Term (or, if such day is not a Business Day, then on the immediately following Business Day), purchasing Party shall submit to manufacturing Party a six (6) month rolling, partially binding forecast (each a “Forecast”) of the quantities of each product anticipated to be purchased during the upcoming six (6) calendar month period (the “Forecast Period”).  Each Forecast, and the quantities forecasted for purchase during the Forecast Period covered thereby, shall be partially binding upon the Parties as follows:

Month after delivery of Forecast	Flexibility
Month 1:	Binding (100%) (Shall be reflected without change in Orders sent in the month immediately following the month on which the Forecast is delivered).
Month 2:	Binding (100%) (Shall be reflected without change in the Forecast of the immediately following month as Month 1).
Month 3: (Partially Binding Month)
Partially binding

(Upward adjustment by no more than thirty percent (30%), or downward adjustment by no more than thirty percent (30%) of the amounts indicated for Month 3 may be made, as any such adjustments shall be reflected in the Forecast of the immediately following month as Month 2).

CONFIDENTIAL

Execution

Month 4: (Partially Binding Month)
Partially binding

(Upward adjustment by no more than fifty percent (50%), or downward adjustment by no more than fifty percent (50%) of the amounts indicated for Month 4may be made, as any such adjustments shall be reflected in the Forecast of the immediately following month as Month 3).

Month 5:	Non-binding (0%) (May be completely changed in the Forecast, as any such adjustments shall be reflected in the Forecast of the immediately following month as Month 4).
Month 6:	Non-binding (0%) (May be completely changed in the Forecast, as any such adjustments shall be reflected in the Forecast of the immediately following month as Month 5).

3.3.6            …..

[REDACTED] *…..

3.3.7            Supply Obligations.  Each Party shall at all times use commercially reasonable best efforts to supply Products as required hereunder, provided that in the event of a Change in Control of the manufacturing Party, the manufacturing Party, its successors and assigns shall at all times be required to utilize its unqualified best efforts to supply the products it is obligated to supply hereunder.

3.4                          .....

[REDACTED]*.....

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

3.4.1            .....

[REDACTED]*.....

3.4.2            .....

[REDACTED]*.....

3.4.3            .....

[REDACTED]*.....

3.5	Inventory Management and Shipment of Products.

3.5.1            Shipment.  Unless otherwise specifically agreed between the Parties in writing, purchasing Party shall, at its own expense, procure from manufacturing Party, shipment and delivery of the products purchased herein EXW – Ex Works(INCOTERMS 2010)manufacturing Party facilities.

3.5.2            Title and Risk of Loss.  Risk of loss and title to any product(s) purchased pursuant to this Agreement shall pass to purchasing Party EXW shipping point.

3.5.3            Notice of Inability to Deliver Product(s).  Manufacturing Party shall provide purchasing Party with immediate written notice if Manufacturing Party becomes aware that it will not be able to deliver the relevant product(s) on or within three (3) days of the Delivery Date specified in an accepted Order, or if Manufacturing Party becomes aware that only a portion of the relevant product(s) can be delivered on or within three (3) days of the relevant Delivery Date specified in an accepted Order.  Upon receipt by purchasing Party of such notice, purchasing Party shall instruct Manufacturing Party to either (a) deliver such deliverable portion of the product(s) in accordance with this Agreement and relevant Order, or (b) reschedule shipment of all or a portion of such product(s).  If Manufacturing Party delivers a portion of the product(s) ordered under a certain Order pursuant to purchasing Party instructions pursuant to item (a) of this Section 3.5.3, Manufacturing Party shall, at its sole cost and expense (including air transportation) and upon becoming able to complete such Order, promptly deliver all remaining undelivered product(s) specified in such partially performed Order by air transportation, or such other means of transportation reasonably acceptable to purchasing Party.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.
CONFIDENTIAL

Execution

3.6	Product Warranties.

3.6.1.            Celution Product Warranty.  Cytori warrants for a period that is the lesser of: (a) .....[REDACTED]*..... from the Delivery Date of the Celution Products purchased herein; or (b) .....[REDACTED]*..... from the date of delivery of such product(s) by Bimini or its designee to the end-user or customer; that any such Celution Product(s) sold hereunder shall:

(i)	operate in a manner that meets the relevant Celution Product(s) specifications; and

(ii)	be free from defects, for reason(s) attributable to Cytori, in material, design and workmanship.

3.6.2.            Puregraft Product Warranty.  Each Puregraft manufacturer warrants for a period that is the lesser of: .....[REDACTED]*..... from the Delivery Date of the relevant product(s) purchased herein; or (b) .....[REDACTED]*..... from the date of delivery of Puregraft Product(s) by purchasing Party or its designee to the end-user or customer; that such Puregraft Product(s) shall:

(i)	operate in a manner that meets the relevant Puregraft Product(s) specifications; and

(ii)	be free from defects, for reason(s) attributable to the manufacturer, in material, design and workmanship.

3.6.3            Warranty Obligations.  During the Warranty Period, The Celution Products, the Standalone Fat Transplantation Products and the Puregraft Products shall each carry the limited warranty as specified in Schedule 2 hereto. Products manufactured by third parties (Other than the Celution Device and Consumable Sets and Standalone Fat Transplantation Products or Puregraft Products), shall have only the warranty as provided by the manufacturer of such products.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

3.6.4            Disclaimer of Warranty.  EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 3.6, MANUFACTURING PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING FROM A COURSE OF DEALING.

3.7	Obsolescence.

3.7.1            Discontinuance by Cytori.  Cytori agrees and acknowledges that it has an obligation to manufacture, supply and support the Celution Product(s) without interruption during the Term.  If Cytori wishes to discontinue the manufacture and supply of any particular Cytori Product(s) during the Term, Cytori shall provide written notice of such to Bimini not less than .....[REDACTED] *..... in advance of the last date such Cytori Product(s) can be ordered.  Upon Bimini’s receipt of any such discontinuance notice by Cytori, Cytori shall provide Bimini with the appropriate designation for a suitable replacement Celution Product(s) to be supplied hereunder as reasonably necessary for the use of such products in the Hair Field as herein contemplated by the parties. Cytori shall continue to provide support for Cytori manufactured discontinued products as required for a period of at least three years from the date of discontinuance.

3.7.2            Discontinuance by Bimini.  Bimini agrees and acknowledges that it has an obligation to manufacture, supply and support the Puregraft Product(s) without interruption during the Term.  If Bimini wishes to discontinue the manufacture and supply of any particular Bimini Product(s) during the Term, Bimini shall provide written notice of such to Cytori not .....[REDACTED]*..... in advance of the last date such Bimini Product(s) can be ordered.  Upon Cytori’s receipt of any such discontinuance notice by Bimini, Bimini shall advise Cytori of the appropriate designation for a suitable replacement Puregraft Product(s) to be supplied hereunder as reasonably necessary for the use of such products as herein contemplated by the parties.

3.7.3            Final Order. Prior to the effective date of the discontinuance of any product(s) under Section 3.7.1 or 3.7.2 herein, purchasing Party may make, and manufacturing Party agrees to accept, a final Order for the discontinued product(s), to be paid for and shipped during a period commencing on the date of any discontinuance, and ending on the date that is .....[REDACTED]*..... after such date of any such discontinuance.

3.8            Marketing, Licensing and Insurance.

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

3.8.1            Marketing Materials.  Cytori agrees to transfer all marketing materials developed or in development for the Puregraft Products.  For avoidance of doubt and confusion, marketing materials include all digital and print marketing collateral including but not limited to videos, brochures, website content, graphics, presentations, animations, messaging, tradeshow associated materials such as booth graphics, white papers, and journal articles.

3.8.2            Product Use Restrictions/Representations. Bimini understands and agrees that the Celution Products which are labeled and intended for specific indications may cause injury or death if used for applications outside such specified labeling and instructions for use. Bimini agrees that only qualified trained and licensed healthcare professionals will be provided authorization to use the Celution Products in the Hair Field in a manner consistent with all applicable laws and regulations.

3.8.3.        False or Misleading Representations. Bimini shall make no false or misleading representations to customers or other persons with regard to the Celution Products or Cytori.  Cytori shall permit Bimini to externally link the Bimini and any Affiliates website to the Cytori website, provided Cytori has the opportunity to review and approve the content of the Bimini website that refers to Cytori or its products (or utilizes Cytori Trademarks), which review and approval shall not be unreasonably delayed or withheld for longer than two weeks upon mutually recognized submission to Cytori for review.  Cytori recognizes that they will have no right to review and approve the content of the Bimini website(s) if it does not refer to Cytori or its products (or utilizes Cytori Trademarks).

3.8.4.            Bimini Rights In Cytori Marks.  Except as expressly agreed by the Parties herein or elsewhere in writing, nothing in this Agreement shall be construed to grant either Party any rights in any Trademarks of the other Party.  Notwithstanding the immediately preceding sentence, Cytori hereby authorizes Bimini, only for the purposes of labeling, marketing and selling the Celution Products, to use the “Celution®” Trademark(s) of Cytori in exercise of the license rights granted herein. Use of specified Cytori Trademarks by Bimini, shall be expressly limited by the following terms of use:

(a)            Use of Cytori Marks by Bimini.  Cytori hereby grants to Bimini a non-exclusive right and license to use the specified Cytori Marks solely in connection with the promotion, sale and distribution of the Celution Products as granted herein.  All rights with respect to Cytori Marks and all other trademarks, service marks and trade names used by Cytori not specifically granted to Bimini in this Agreement are reserved to Cytori.

(b)            Acknowledgment of Ownership.  Bimini acknowledges that (i) Cytori owns the Cytori Marks and all goodwill associated with or symbolized by Cytori Marks, (ii) Bimini has no ownership right in or to any Cytori Marks, and (iii) Bimini shall acquire no ownership interest in or to any of Cytori Marks by virtue of this Agreement.  Bimini shall do nothing inconsistent with Cytori’s ownership of the Cytori Marks and related goodwill.  Nothing in this Agreement shall be deemed to constitute or result in an assignment of any Cytori Marks to Bimini or the creation of any equitable or other interests therein.

CONFIDENTIAL

Execution

(c)            Form of Use.  Bimini shall use Cytori Marks only in the form and manner as reasonably agreed from time to time by Cytori.  Bimini shall mark each Product and/or all advertising, promotional or other materials bearing any of Cytori Marks with such notices as Cytori may require, including, but not limited to, notices that Cytori’s Marks are trademarks of Cytori and are being used with the permission of Cytori.

(d)            Submissions.  Bimini shall submit to Cytori for its written approval before any use is made thereof, representative samples of all Products, catalogs, brochures, packages, containers, and advertising or promotional materials bearing the Celution trademark. Bimini shall not make any use of the “Celution” trademark unless and until it receives Cytori’s prior written approval.  Cytori shall have the absolute right to approve or reject any proposed use(s) of any of “Celution” or “Cytori” trademark, in its sole discretion.
(e)            Registration.  Cytori shall have the sole and exclusive right (but not the obligation) to obtain trademark registration for any Cytori Marks (or any confusingly similar Marks) or to take such other action with respect to the Cytori Marks as it deems appropriate.

(f)            Infringement Information.  Bimini shall notify Cytori promptly of any unauthorized use of Cytori Marks or of any mark confusingly similar thereto which comes to its attention.  Cytori shall have the sole right to determine whether or not any action shall be taken against any such infringement for all Cytori Marks.

3.8.5.            Cytori Rights In Bimini Marks.  Except as expressly agreed by the Parties herein or elsewhere in writing, nothing in this Agreement shall be construed to grant either Party any rights in any Trademarks of the other Party.  Notwithstanding the immediately preceding sentence, Bimini hereby authorizes Cytori, only for the purposes of labeling, marketing and selling the Standalone Fat Transplantation Products, to use the “Puregraft®” Trademark(s) of Bimini. Use of specified Bimini Trademarks by Cytori, shall be expressly limited by the following terms of use:

(a)            Use of Bimini Marks by Cytori.  Bimini hereby grants to Cytori a non-exclusive right and license to use the specified Bimini Marks solely in connection with the promotion, sale and distribution of the Standalone Fat Transplantation Products as granted herein.  All rights with respect to Bimini Marks and all other trademarks, service marks and trade names used by Bimini not specifically granted to Cytori in this Agreement are reserved to Bimini.

(b)            Acknowledgment of Ownership.  Cytori acknowledges that (i) Bimini owns the Bimini Marks and all goodwill associated with or symbolized by Bimini Marks, (ii) Cytori has no ownership right in or to any Bimini Marks, and (iii) Cytori shall acquire no ownership interest in or to any of Bimini Marks by virtue of this Agreement.  Cytori shall do nothing inconsistent with Bimini’s ownership of the Bimini Marks and related goodwill.  Nothing in this Agreement shall be deemed to constitute or result in an assignment of any Bimini  Marks to Cytori or the creation of any equitable or other interests therein.

CONFIDENTIAL

Execution
(c)            Form of Use.  Cytori shall use Bimini Marks only in the form and manner as reasonably agreed from time to time by Bimini.  Cytori shall mark each Product and/or all advertising, promotional or other materials bearing any of Bimini Marks with such notices as Bimini may require, including, but not limited to, notices that Bimini’s Marks are trademarks of Bimini and are being used with the permission of Bimini.

(d)            Submissions.  Cytori  shall submit to Bimini for its written approval before any use is made thereof, representative samples of all Products, catalogs, brochures, packages, containers, and advertising or promotional materials bearing the Puregraft  trademark. Cytori shall not make any use of the “Puregraft” trademark unless and until it receives Hindale’s prior written approval.  Bimini shall have the absolute right to approve or reject any proposed use(s) of any of “Puregraft” or “Bimini” trademark, in its sole discretion.

(e)            Registration.  Bimini shall have the sole and exclusive right (but not the obligation) to obtain trademark registration for any Bimini Marks (or any confusingly similar Marks) or to take such other action with respect to the Bimini Marks as it deems appropriate.

(f)            Infringement Information.  Cytori shall notify Bimini promptly of any unauthorized use of Bimini Marks or of any mark confusingly similar thereto which comes to its attention.  Bimini shall have the sole right to determine whether or not any action shall be taken against any such infringement for all Bimini Marks.

3.8.6.            Celution Products Software Rights.   With respect to any software products incorporated in or forming a part of the Celution Products hereunder, Cytori and Bimini intend and agree that such software products are being licensed and not sold, and that the words "purchase", "sell" or similar or derivative words are understood and agreed to mean "license", and that the word "Bimini" or similar or derivative words are understood and agreed to mean "licensee" with respect to the software component, Cytori or its licensor, as the case may be, retains all rights and interest in software products provided hereunder.

3.8.7.            Grant of Rights Relating to Celution Products Software.  Cytori hereby grants to Bimini a royalty-free, non-exclusive license, to use software provided hereunder solely for end-users business purposes on the hardware products provided hereunder and to use the related documentation solely for the purpose of the use of the Celution Products as authorized under this Agreement. This license terminates when Bimini's lawful possession of the hardware products provided hereunder ceases, unless earlier terminated as provided herein.  Bimini agrees to hold in confidence and not to sell, transfer, license, loan or otherwise make available in any form to third parties the software products and related documentation provided hereunder. Neither may Bimini disassemble, decompile or reverse engineer, copy, modify, enhance or otherwise change or supplement the software products provided hereunder without Cytori's prior written consent.  Cytori will be entitled to terminate this license if Bimini fails to comply with any term or condition herein.  Bimini agrees, upon termination of the Celution Products license, immediately to return to Cytori all software products and related documentation provided hereunder and all copies and portions thereof.

CONFIDENTIAL

Execution

3.8.8.            Third Party Software. Certain of the software products provided by Cytori may be owned by one or more third parties and licensed to Cytori.  Accordingly, Cytori and Bimini agree that such third parties retain ownership of and title to such software products.

3.8.9            Insurance.  Each Party will, maintain adequate commercial general liability insurance and product liability insurance, in amounts which are reasonable and customary within the industry.  Subject to reasonable insurance policy limitations and exclusions, such product liability insurance of each Party shall insure against all liability arising out of the use, manufacture (including packaging and delivery), sale, offer for sale, importation, distribution, marketing and promotion of the Celution and Puregraft Product(s) throughout the world.

3.9            Country of Manufacture.

3.9.1            Country of Origin Certification.  Upon Bimini's request, Cytori shall provide Bimini with an appropriate certification stating the country of origin for Celution and Puregraft Product(s), sufficient to satisfy the requirements of the customs authorities of the country of receipt and any applicable export licensing regulations, including those of the United States. After the transfer of manufacturing of the Puregraft Products to Bimini, it shall provide the same information to Cytori upon request.

3.9.3            Customs Authorities; Export Regulations.  Bimini shall notify Cytori of any requirement from applicable customs authorities, and Bimini will comply in a timely manner with such requirements.  Upon Bimini’s reasonable request, Cytori shall provide any necessary information concerning the products supplied by Cytori to satisfy the requirements of the customs authorities of the country of receipt and the countries of Bimini’s operations.

CONFIDENTIAL

Execution

3.10            Force Majeure Events.

3.10.1                          Force Majeure.  To the extent that either Party to this Agreement is temporarily unable to perform its obligations hereunder, in whole or in part, due to causes beyond such Party’s reasonable control, including, but not limited to, acts of God, acts of war, acts of terrorism, civil disturbance, governmental action, strikes, fire, flood, typhoon, peril or accident at sea, inability to secure materials and transportation or facilities, walkouts or lock-outs or other labor disputes beyond the reasonable control of such Party (each, a “Force Majeure Event”), the time for performing such Party’s obligations will be extended until such time (a) as the Force Majeure Event has been resolved or otherwise mitigated or eliminated, or (b) as mutually agreed by the Parties, and in case of either (a) or (b), so as not to materially impede or prevent performance of such Party’s obligations; provided, however, that the Party claiming the benefit of this provision shall provide to the other Party prompt written notice and reasonable evidence of the occurrence of such Force Majeure Event, and shall cooperate with the other Party in taking all such commercially reasonable actions as may be necessary or appropriate to mitigate, avoid or lessen the adverse effects of such Force Majeure Event, as it may relate to the performance of each Party’s respective obligations hereunder.  In no event shall a Party’s inability to pay any sums due hereunder or otherwise perform any of its financial obligations hereunder be independently deemed to be a Force Majeure Event.  Until such Force Majeure Event is so resolved, mitigated or eliminated, or until expiration of the time period mutually agreed by the Parties, the Party so unable to perform its obligations shall not be deemed to be in default under or in breach of this Agreement; further provided that the Parties shall in any event be required to perform all other obligations hereunder which are reasonably capable of being performed during the continuance of such Force Majeure Event.  In the event that the Parties do not agree upon the occurrence of a Force Majeure Event, then the matter shall be submitted to arbitration pursuant to the provisions of Section 4.2 hereof.  Subject to the foregoing, a Force Majeure Event may also include (a) the occurrence of any pandemic, epidemic or prevalent disease or illness with an actual or probable threat to human life, including, without limitation, atypical pneumonia or Severe Acute Respiratory Syndrome (SARS), or avian influenza, or (b) adherence to any travel restriction, warning or advisory issued in relation thereto by the Government of the United States, the World Health Organization (WHO) or the U.S. Centers for Disease Control (CDC), or (c) any quarantine or similar measure taken in relation thereto by any governmental authority to prevent the spread of any communicable disease, or (d) any unavailability of any resources or services resulting directly from any of the foregoing, or (e) impossibility to deliver product(s) due to export/import restriction derived from a governmental regulation that would make the export/import act illegal.  In the event that a Force Majeure Event continues for three (3) months or longer, either Party may terminate and cancel any and all outstanding Orders, regardless as to whether accepted by manufacturing Party, by written notice to the other Party.

3.11	TRAINING.

3.11.1       Initial & Follow-up Training.  Prior to launch of marketing and sales efforts by Bimini, Cytori shall conduct training for the designated Bimini staff or designees on how to set up, operate and use the Celution Products. Bimini designated personnel shall also be trained (at the time and place reasonably agreed by the Parties in good faith) in the installation, maintenance and basic field repairs of the Celution Products, including software upgrades and troubleshooting. .....

CONFIDENTIAL

Execution

[REDACTED]*.....

.....[REDACTED]*....., Cytori shall make additional training available as reasonably required for a modest cost based fee, provided it is conducted in San Diego, CA, as it is the express expectation of the Parties that Bimini shall be responsible for training its own employees and its customers after the .....
[REDACTED]*.....

In the Case of such new Celution Products, Cytori shall make additional training available free of charge in locations as reasonably agreed.

3.11.2  Clinical Training and Case Support.
.....[REDACTED]*..... Cytori shall also provide reasonable training to Bimini employees or designees as required to train competent and properly qualified medical personnel to utilize the Celution Products and Puregraft Products clinically. .....

[REDACTED]*.....

, at times and locations as reasonably and mutually agreed.

3.12	REGULATORY.

3.12.1      Regulatory Matters.  Bimini shall be responsible for obtaining all necessary government approvals, registrations, consents, licenses and permits that are required for the marketing and sale of the Celution Products in accordance with the license rights granted herein (“Approvals”), and for complying with any and all applicable statutory, administrative or regulatory requirements for product labeling and packaging, product documentation such as traceability, samples, sales literature and records, and documentation for recalls including but not limited to product serial numbers for each product sold identifiable by account and date of sale, which documentation shall be maintained on a permanent basis by Bimini notwithstanding termination or expiration of this Agreement. Bimini shall also maintain records of all product registrations with any government agency or health authority, or any registration, approvals, or filing of this Agreement.  Without limiting the generality of the foregoing:

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution
(a)  Bimini shall bear all costs, fees and expenses associated with obtaining regulatory approvals and for complying with laws in connection with its activities with exception to the US 510k clearance and CE Mark approval of the Puregraft 50 product line as specified herein above.  Notwithstanding the forgoing, in the event and to the extent that Cytori has already obtained regulatory approvals, Bimini shall bear no expense for these or other Cytori efforts to obtain the same.  Cytori also agrees to make all relevant regulatory information in its possession or that comes into its possession (including equivalency studies/clinical study information) available to Bimini for regulatory submissions for the Hair Field including for any evolutions, alternatives, next generation devices of the Celution Products and Celution System.  If an appropriate amount of positive, clinical data is collected for the hair field of use, Cytori is obligated to agree to seek expansion of the Celution CE Mark Claims to include supported hair language at Bimini's expense.

(b)  Bimini shall promptly provide to Cytori, upon Cytori’s request, such evidence that Cytori shall require, including, but not limited to, an opinion of any independent attorney licensed to practice law in a country confirming that all Approvals necessary to import and sell the Celution Products in such country have been obtained and that Bimini's sales of the Products are in compliance with all Laws.  If such evidence is not received by Cytori, Cytori shall be entitled to hold shipment of the Celution Products until such evidence is received.

(c)  Notwithstanding the foregoing, and subject to the Bimini’s ongoing commitment of Confidentiality (as specified in the NDA) for all regulatory information provided by Cytori, Cytori shall provide all regulatory and quality materials related to the Puregraft Products, and access to its regulatory files for the Celution Products, and available relevant clinical data as reasonable or necessary for Bimini in its regulatory activities. Cytori shall also from time to time provide reasonable regulatory counsel and advice from its internal regulatory team to aid Bimini’s qualified regulatory personnel in the application and use of the Cytori regulatory materials.

3.13            COMPLIANCE WITH LAWS.

3.13.1      Corruption. Each party will comply with all applicable laws and regulations with respect to their activities contemplated herein. Each Party agrees that it will not knowingly assist or participate in any violation of laws or regulations applicable to Cytori or Bimini, including the United States Foreign Corrupt Practices Act and the UK Anti-Bribery Act, and any similar anti-bribery laws applicable to its business activities. Each party represents and warrants that it will comply with all laws applicable in the countries where it operates, as well as the Foreign Corrupt Practices Act of the United States, which relates to the conduct of business practices and all similar laws that may prohibit gratuities, inducements, or certain other payments; including, payments of money or anything of value offered, promised or paid, directly or indirectly, to any government official, or public or political officer, or other person to induce such person or official to use their influence with a government or instrumentality to obtain an improper business advantage for Cytori or Bimini in relation to this Agreement.  Bimini acknowledges that Cytori is subject to certain United States laws, including the Foreign Corrupt Practices Act of 1977 and any of its amendments, which may apply to activities carried out outside the United States of America. Neither Party will take nor omit to take any action if such act or omission would cause Cytori or Bimini to be in violation of any such laws.

CONFIDENTIAL

Execution

3.13.1      United States Export Controls.  Each Parties sale and delivery of Products to the other shall be subject in all respects to such laws and regulations of the United States of America (including, but are not limited to, those of the Export Administration Regulations of the U.S. Department of Commerce (the “EAR”), and the laws of any other country (as applicable) which may restrict or require licenses for the export of Items from the United States (and/or the other country) and their re-export from other countries) as shall from time to time govern the sale and delivery of goods abroad by persons subject to the jurisdiction of the countries in which it operates and the U.S.  Neither Party will directly or indirectly export, re-export or transship any of the products, even though otherwise permitted by this Agreement or by subsequent authorization from the manufacturing Party, except as shall be permitted by the applicable laws in effect from time to time.  Upon the reasonable request by manufacturing Party, purchasing party shall give written assurances against such export, re-export or transshipment.

3.14       QUALITY& PACKAGING.

3.14.1      Product Quality. Each manufacturing Party and its Assignees shall be responsible for compliance with present and future applicable statutes, laws, ordinances and regulations of the United States and the European Economic Community now or hereafter in effect relating to the manufacture and quality of the Celution and/or Puregraft Products and/or Standalone Fat Transplantation Products manufactured by or for such Party (as applicable). Furthermore, manufacturing Party and its Assignees shall: (i) maintain and comply with inspection and process control systems with respect to the manufacture of products as required by applicable law, and (ii) maintain a documented quality system that encompasses the following areas: how quality documents are generated and controlled, how manufacturing processes are controlled, how special or automated processes are validated, how suppliers are controlled, how test equipment is calibrated and controlled, handling of defective material, how corrective action processes are controlled, and how statistical process control is implemented, The ISO 13485:2003 Standard and the FDA Quality System Regulation (Code of Federal Regulations 21 CFR Part 820) should be referenced as examples of Quality System structure and discipline. Manufacturing Party agrees that it shall at all times use its best efforts to remain in compliance with all applicable Laws in the United States and European Economic Community applicable to a medical device manufacturers.

3.14.2      Product Packaging.  Manufacturing Party agrees to cause the products it supplies hereunder to be packed pursuant to its standard export procedure and its quality systems, which procedure and systems will be compliant with US & EU industry standards and all applicable US & EU laws and regulations. The above notwithstanding, purchasing Party shall be responsible for advising manufacturing Party with respect to necessary compliance information sufficient to comply with local packaging regulations and other requirements in the countries in which it intends to sell the products supplied herein outside of the US and EU.

CONFIDENTIAL

Execution

3.15       PATENT OWNERSHIP AND RIGHTS TO INVENTIONS.

3.15.1      No Ownership of Celution Technology By Bimini. Except for the rights expressly granted in this Agreement, Bimini shall not be deemed by anything contained in this Agreement or done pursuant to this Agreement to acquire any right, title or interest in or to any Celution related Cytori Technology, or any hereinafter developed Celution related Cytori Technology. Any products, documents, materials, training or other disclosures or representations of the Celution related Cytori Technology disclosed in any manner to Bimini shall be referred to as the "Cytori Material".

3.15.2      Celution Related Inventions.  Cytori and Bimini hereby agree that any discoveries, improvements, inventions, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Bimini and/or any of Bimini's Affiliates or sublicensees under this Agreement ("Bimini Party(ies)"), that modifies or incorporates the Cytori Materials (such discoveries, improvements, inventions, processes, techniques, know-how and data are collectively referred to as "Bimini Inventions") .....[REDACTED] *.....

3.15.3      Puregraft Related Inventions. Cytori and Bimini hereby agree that any discoveries, improvements, inventions, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by either Party and/or its Affiliates, assignees or sublicensees under this Agreement ("Invention Party(ies)"), that modifies or incorporates the Standalone Fat Transplantation Products technology, including the Puregraft Products (such discoveries, improvements, inventions, processes, techniques, know-how and data are collectively referred to as "Standalone Fat Transplantation Inventions") are solely owned by Bimini, excepting only .....

[REDACTED]*.....

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

3.15.4         Invention Disclosure Puregraft. Cytori  shall disclose in writing to Bimini all Standalone Fat Transplantation Inventions, whether or not patentable, within thirty (30) days of identification or development, or within 30 days of Cytori's written receipt of same from any Cytori affiliate, sublicensee, assignee or successor in interest, as the case may be.  Bimini and Cytori shall cooperate to the extent reasonably necessary in the preparation, filing and prosecution of any patent applications by Bimini.

3.15.5      Invention Disclosure Celution. Bimini shall disclose in writing to Cytori all Bimini Celution related Inventions, whether or not patentable, within thirty (30) days of identification or development or within thirty (30) days of Bimini' written receipt of same from any Bimini affiliate, sublicensee, assignee or successor in interest, as the case may be.  Bimini shall cooperate with Cytori to the extent reasonably necessary in the preparation, filing and prosecution of any patent applications by Cytori.

3.16	ACCRUED LIABILITIES. The expiration or sooner termination of Section 3 of this Agreement for any cause shall not release any Party hereto from any liability which, at the time of such expiration or termination, has already accrued against such Party (or which thereafter may accrue against such Party in respect of any act or omission occurring prior to such expiration or termination), nor shall any such expiration or termination of this Agreement affect in any way the survival of any right, duty or obligation of any Party hereto which is expressly stated elsewhere in this Agreement to survive expiration or earlier termination hereof.

3.17	EXAMINATION AND AUDIT OF BOOKS & RECORDS. Each party (a) shall maintain for at least five (5) years its books, records, contracts and accounts relating to the manufacture, marketing and sale of the products covered in this Agreement, including, without limitation, information concerning customer accounts (both distributors and end-user sales identity), inventory levels, unit sales, historical product sales prices, competitor information, market trends and strategies, promotional activities, manufacturing expenses and any other information reasonably required to calculate the COGS and royalty payments required in this Agreement, and compliance with each parties marketing rights and restrictions(collectively, "Auditable Information"), and (b) shall permit examination of the Auditable Information to the extent necessary to confirm compliance with this Agreement at all reasonable times and upon reasonable notice (in no event shall such notice be less than five (5) days) by the other Party, and(c)shall allow representatives of the other Party at any reasonable time to examine its place(s) of businesses and inventory of products.

The parties hereby also agree to meet at least annually (or semi-annually at either parties written request) to review end-user sales patterns to confirm substantial compliance with each parties sales activities with the marketing rights as granted (or retained) herein. In the event of significant discrepancies, the parties shall mutually agree to amend their marketing practices to eliminate activities outside of the rights granted herein in an equitable manner.

CONFIDENTIAL

Execution

3.18	RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or sooner termination this Agreement, the Receiving Party shall immediately cease all use of the Disclosing Party’s Confidential Information and shall, in accordance with Disclosing Party’s reasonable written instructions, promptly return to Disclosing Party or destroy all Confidential Information of the Disclosing Party, including, without limitation, all copies (in electronic form or otherwise) in Receiving Party’s possession and any notes or memoranda that contain Confidential Information of the Disclosing Party. The Receiving Party shall certify in a writing signed by an officer or director of the Receiving Party that all such Disclosing Party Confidential Information has been returned, deleted or destroyed.

3.19            LIMITATION OF LIABILITY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICE, DOWNTIME, PERSONAL PROFITS, BUSINESS INTERRUPTION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF OR IN ANY WAY RELATED TO THE PARTIES’ PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED OTHERWISE IN THIS AGREEMENT, ALL REMEDIES PROVIDED FOR HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO TERMINATE THIS AGREEMENT AND ALL OF THE REMEDIES PROVIDED BY LAW (AND NOT EXCLUDED PURSUANT TO THE FOREGOING SENTENCE), SHALL BE DEEMED CUMULATIVE AND NON EXCLUSIVE.  FOR THE AVOIDANCE OF DOUBT, THE FOREGOING PROVISIONS OF THIS SECTION 3.19 DO NOT PRECLUDE DIRECT DAMAGES FOR BREACH OF THIS CONTRACT BY EITHER PARTY.

4.	MISCELLANEOUS PROVISIONS

4.1	Governing Law. This Agreement shall be governed in all respects by the laws of Illinois without regard to provisions regarding choice of laws.

4.2	Dispute Resolution. Except for Bimini's right to specific performance provided in Section 2.2.2 which may be enforced (including in the first instance) in a Court of law, all disputes arising out of or in connection with this Agreement, or any relationship created by or in accordance with this Agreement, shall be finally settled under the Rules of the American Arbitration Association (the “Rules”) by three arbitrators. Judgment on the award rendered by the panel of arbitrators shall be binding upon the Parties and may be entered in any court having jurisdiction thereof. Bimini shall nominate one arbitrator and Cytori shall nominate one arbitrator. The arbitrators so nominated by Bimini and Cytori, respectively, shall jointly nominate the third arbitrator within fifteen (15) days following the confirmation of arbitrators nominated by Bimini and Cytori. If the arbitrators nominated by Bimini and Cytori cannot agree on the third arbitrator, then such third arbitrator shall be selected as provided in the Rules. The place of the arbitration and all hearings and meetings shall be Chicago, USA for the Standalone Fat Transplantation Products and Puregraft Products and San Diego, CA for the Celution Products, unless the Parties to the arbitration otherwise agree. The arbitrators may order pre-hearing production or exchange of documentary evidence, and may require written submissions from the relevant Parties hereto, but may not otherwise order pre-hearing depositions or discovery. The arbitrators shall apply the laws of Illinois as set forth in Section 4.1; provided, however, that the Federal Arbitration Act shall govern. The language of the arbitral proceedings shall be English. The arbitrators shall not issue any award, grant any relief or take any action that is prohibited by or inconsistent with the provisions of this Agreement.

CONFIDENTIAL

Execution

No arbitration pursuant to this Section 4.2 shall be commenced until the Party intending to request arbitration has first given thirty (30) days written notice of its intent to the other Party, and has offered to meet and confer with one or more responsible executives of such other Party in an effort to resolve the dispute(s) described in detail in such written notice.  If one or more responsible executives of the other Party agree, within thirty (30) days after receipt of such written notice, to meet and confer with the requesting Party, then no arbitration shall be commenced until the Parties have met and conferred in an effort to resolve the dispute(s), or until sixty (60) days has elapsed from the date such written notice has been given.

4.3	CLAIMS & INDEMNIFICATION. Each Party shall promptly notify the other of any potential or actual litigation or governmental action relating to the Standalone Fat Transplantation and Puregraft Products or Celution Products (to the extent relevant to the other Party) or their use. Notifying Party shall provide such notice as soon as possible, but not to exceed five (5) business days from the time that such party learns of any threatened claim or litigation activity. The right to indemnification shall not be waived by the late provision of notice specified above, except to the extent such late notices prejudices the defense of the Claim.

(a)	Indemnification by Bimini. Except to the extent Cytori is obligated to indemnify, defend and hold Bimini harmless hereunder, Bimini, and its successors and assigns will indemnify, defend and hold harmless Cytori and its affiliates, officers, directors and employees and assigns (the "Cytori Indemnified Parties") from any claim, liability, loss, damage, lien, judgment, expense and cost (including reasonable attorneys' fees and other litigation expenses) with respect to any 3rd party claims against a Cytori Indemnified Party arising from Bimini’s, and its successors, assigns, sublicensees and/or customers: (a) operations, or facilities; (b) its sale and use of the Puregraft or Celution Products; (c) Products liability claims (for Products manufactured by or on behalf of Bimini); (d) failure to comply with applicable Laws; or (d) the negligence or willful misconduct in the handling, labeling, manufacture, inspection, packaging, storage and delivery, marketing, sale or disposal of the Puregraft or Celution Products. Nothing in the foregoing shall obligate Bimini to indemnify Cytori to the extent a third party claim is the result of a material breach by Cytori of this Agreement, or to the extent the claim is one for which Cytori is obliged to indemnify Bimini hereunder (collectively, "Cytori Claims").

CONFIDENTIAL

Execution

(b)	Indemnification by Cytori. Except to the extent Bimini is obligated to indemnify, defend and hold Cytori harmless hereunder, Cytori, and its successors and assigns will indemnify, defend and hold harmless Bimini and its affiliates, officers, directors and employees and assigns (the "Bimini Indemnified Parties") from any claim, liability, loss, damage, lien, judgment, expense and cost (including reasonable attorneys' fees and other litigation expenses) with respect to any 3rd party claims against a Bimini Indemnified Party arising from Cytori’s, and its successors, assigns, sublicensees and/or customers: (a) operations, or facilities; (b) its sale and use of the Puregraft or Celution Products; (c) products liability claims (for Products manufactured by or on behalf of Cytori); (d) failure to comply with applicable Laws; or (e) the negligence or willful misconduct in the handling, labeling, manufacture, inspection, packaging, storage and delivery, marketing, sale or disposal of the Standalone Fat Transplantation Products or Puregraft Products or Celution Products. Nothing in the foregoing shall obligate Cytori to indemnify Bimini to the extent any such claim is the result of a material breach by Bimini of Bimini' obligations under this Agreement, or to the extent the claim is one for which Bimini is obliged to indemnify Cytori hereunder (collectively, "Bimini Claims").

(c)	Procedure. Indemnifying party shall have the right to control the defense of any claim for which indemnification is tendered provided it promptly assumes such defense and selects counsel reasonably acceptable to the party to be indemnified, and provided reasonable assurances with respect to the capability to conduct such defense (financial or otherwise) can be provided. The indemnified party shall cooperate in the defense and shall have the right to consent to any settlement of the claims provided that such consent may not be unreasonably withheld or delayed in the event that the proposed settlement fully releases the indemnified party from all Claims.

4.5	SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

4.6	ENTIRE AGREEMENT. This Agreement and the attachments, schedules and exhibits hereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof, and this Agreement supersedes, cancels and annuls in its entirety any and all prior or contemporaneous agreements and understandings, express or implied, oral or written among them with respect thereto. No alteration, modification, interruption or amendment of this Agreement shall be binding upon the Parties unless in writing designated as an amendment hereto, and executed with equal formality by each of the Parties.

CONFIDENTIAL

Execution

4.7	NOTICES. Except as otherwise expressly provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when hand delivered to the other Party; (b) when received, if sent by facsimile at the address and number set forth below, with a written confirmation copy of such facsimile sent the next business day in accordance with (c) below; (c) the second business day after deposit with a national overnight delivery service, postage prepaid, addressed to the other Party as set forth below, provided that the sending Party receives a confirmation of delivery from the delivery service provider; or (d) if earlier, when actually received.

To Cytori: 3020 Callan Road, San Diego, CA 92121, U.S.A. Attn: Christopher J. Calhoun Fax: 858-458-0995	To Bimini: 3020 Callan Road, San Diego, CA 92121, U.S.A. Attn: Bradford A. Conlan Fax: 858-458-0995

A Party may change or supplement its address set forth above, or may designate additional addresses, for purposes of this Section 4.6, by giving the other Party written notice of the new address in the manner set forth above.

4.8	AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the Party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

4.9	CUMULATIVE REMEDIES. Unless expressly so stated in this Agreement in respect of any particular right or remedy, the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

4.10	TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.11	RELATIONSHIP OF PARTIES. This Agreement shall not be deemed to constitute either Party, the agent, the partner, the licensee, the affiliate or the representative of the other Party, and neither Party shall represent to any third party that it has any such relationship or right of representation.

CONFIDENTIAL

Execution

4.12	PRESS RELEASE. No public announcements or press releases shall be issued by either Party regarding this Agreement or any of the activities engaged in by the Parties pursuant to this Agreement without the prior written approval of the other Party; provided, however, that either Party shall have the right to make such public disclosure as may be necessary or appropriate to comply with applicable securities or other laws.

4.13	COUNTERPARTS. This Agreement may be executed by facsimile signature in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.14	SEVERABILITY. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

4.15	.....

[REDACTED] *.....

4.16
The rights and obligations of each Party herein, shall survive any transfer of assets or interests or assignments by either Party and be fully binding on any purchaser or successor in interest to such rights and obligations.

(Signature page follows)

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

IN WITNESS WHEREOF, the Parties have executed this Sale and Exclusive License/Supply Agreement as of the Effective Date.

CYTORI THERAPEUTICS, INC	BIMINI TECHNOLOGIES LLC

By: /s/ Christopher J. Calhoun	By: /s/ Bradford A. Conlan
Title: Chief Executive Officer	Title: Chief Executive Officer

Date: July 30, 2013	Date: July 30, 2013

CONFIDENTIAL

Execution
LIST OF EXHIBITS &SCHEDULES

Exhibit A:	Description of Puregraft Products
Exhibit B:	Description of Celution Products
Exhibit C:	Description of Ancillary Products
Exhibit D:	NDA

Schedule 1:	Limited Warranties for Celution Products
Schedule 2:	Limited Warranties for Puregraft Products

CONFIDENTIAL

Execution

EXHIBIT A

[REDACTED] *

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

EXHIBIT B

[REDACTED] *

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

EXHIBIT C

[REDACTED] *

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

EXHIBIT D

[REDACTED] *

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

SCHEDULE 1

[REDACTED] *

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Execution

Schedule 2

[REDACTED] *

* Material has been omitted pursuant to a request for confidential treatment, and the omitted contents were filed separately with the Securities and Exchange Commission.

CONFIDENTIAL